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                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to use in this Form S-4 Registration Statement of our report dated January 22, 1997 relating to the consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows of Lithium Technology Corporation and subsidiary for the period July 21, 1989 (date of inception) to December 31, 1996.


                                             /s/ WISS & COMPANY, LLP


May 12, 2000